UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2004

THE DAVEY TREE EXPERT COMPANY
 (Exact name of registrant as specified in its charter)

Ohio	0-11917	34-0176110
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 North Mantua Street
P.O. Box 5193
Kent, Ohio 44240
(Address of principal executive offices) (Zip Code)

(330) 673-9511
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

___     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

___     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

See the information set forth in Item 2.03 (a) of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) Direct Financial Obligation

On December 21, 2004, The Davey Tree Expert Company entered into Amendment No. 3 to Credit Agreement by and among The Davey Tree Expert Company and KeyBank National Association, as lead arranger, syndication agent and administrative agent and National City Bank, as documentation agent, for various lending institutions dated as of November 8, 2002 (the original "Credit Agreement").

The lending institutions, in addition to KeyBank National Association, and National City Bank, include Wells Fargo Bank, National Association and FirstMerit Bank, N.A. and are listed in Schedule 1 to Amendment No. 3.

No material relationship exists between the Company and any of the lending institutions, except that the lending institutions provide or may provide other banking services not specifically outlined in the Credit Agreement, as amended, to the Company in the ordinary course of their respective business operations.

Amendment No. 3 provides a revolving credit facility under which up to a total of $120 million will be available, including a letter of credit commitment of $60 million. Under certain circumstances, the Company may increase the revolving credit facility amount available to $160 million and the letter of credit commitment to $80 million. Prior to Amendment No. 3, the amount available under the revolving credit facility was $90 million, with a letter of credit commitment of $60 million.

Amendment No. 3 extends the term of the revolving credit facility through December 21, 2007 and reduces the commitment fees and the applicable LIBOR interest rate margins under the Credit Agreement. The Credit Agreement had been due to expire in November 2005. The Credit Agreement subjects the Company to financial covenant ratios. Amendment No. 3 retains the Leverage ratio and the Balance Sheet Leverage ratio, both unchanged, but the Interest Coverage ratio was deleted.

The above description of Amendment No. 3 is qualified in its entirety by reference to the terms of the Amendment attached hereto as Exhibit 10.1.

(b) Off-Balance Sheet Arrangement--Not applicable

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired--Not applicable

(b) Pro forma financial information--Not applicable

(c) Exhibits

Exhibit	Description

10.1

Amendment No. 3 to Credit Agreement by and among The Davey Tree Expert Company and KeyBank National Association, as lead arranger, syndication agent and administrative agent and National City Bank, as documentation agent, for various lending institutions dated as of November 8, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE DAVEY TREE EXPERT COMPANY
(Registrant)

Date: December 23, 2004	BY:	/s/ David E. Adante
David E. Adante
Executive Vice President, Chief Financial Officer and Secretary
(Principal Financial Officer)